As filed with the Securities and Exchange Commission on May 2, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HORIZON PHARMA PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connaught House, 1st Floor 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland 011-353-1-772-2100	Not Applicable
(Address and Telephone Number of Principal Executive Offices)	(Zip Code)

Horizon Pharma Public Limited Company 2014 Equity Incentive Plan

Horizon Pharma Public Limited Company 2014 Non-Employee Equity Plan

(Full titles of the plans)

Timothy Walbert

Chairman, President and Chief Executive Officer

Horizon Pharma plc

c/o Horizon Pharma USA, Inc.

150 South Saunders Road

Lake Forest, Illinois 60045

(224) 383-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lynda Kay Chandler, Esq.

Sean M. Clayton, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Horizon Pharma Public Limited Company 2014 Equity Incentive Plan Ordinary Shares, nominal value $0.0001 per share (6)	9,000,000 shares (4)	$25.98	$233,820,000.00	$28,338.99
Horizon Pharma Public Limited Company 2014 Non-Employee Equity Plan Ordinary Shares, nominal value $0.0001 per share (6)	750,000 shares (5)	$25.98	$19,485,000.00	$2,361.59

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional ordinary shares of the Registrant (the “Ordinary Shares”) that become issuable under the Horizon Pharma Public Limited Company 2014 Equity Incentive Plan, as amended (the “2014 Plan”), and the Horizon Pharma Public Limited Company 2014 Non-Employee Equity Plan, as amended (the “2014 Non-Employee Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding Ordinary Shares.

(2)

This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Ordinary Shares on April 30, 2019, as reported on The Nasdaq Global Select Market.

(3)

On September 8, 2015, the Registrant filed a Registration Statement on Form S-4 (File No. 333-206798), as amended (the “S-4 Registration Statement”), and paid a registration fee of $263,533.95. The S-4 Registration Statement was withdrawn by filing a Form RW on December 2, 2015. In accordance with Rule 457(p) under the Securities Act, the Registrant is offsetting the filing fees for this Registration Statement on Form S-8 against the fees previously paid in connection with the S-4 Registration Statement (of which $157,043.99 has been applied to offset previous filing fees). Accordingly, no additional registration fee is being paid in connection with the filing of this Registration Statement on Form S-8.

(4)

Consists of 9,000,000 additional Ordinary Shares available for issuance under the 2014 Plan. Ordinary Shares issuable under the 2014 Plan were previously registered on Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission on September 22, 2014 (File No. 333-198865), May 7, 2015 (File No. 333-203933), May 4, 2016 (File No. 333-211118), September 1, 2017 (File No. 333-220316), January 11, 2018 (File No. 333-222516) and May 11, 2018 (File No. 333-224866).

(5)

Consists of 750,000 additional Ordinary Shares available for issuance under the 2014 Non-Employee Plan. Ordinary Shares issuable under the 2014 Non-Employee Plan were previously registered on a Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission on September 22, 2014 (File No. 333-198865).

(6)

Each Ordinary Share being registered hereunder, if issued following the initial distribution of purchase rights pursuant to the terms of the Registrant’s Rights Agreement, dated February 28, 2019, between the Registrant and Computershare Trust Company, N.A., as rights agent (the “Rights Agreement”) and prior to the termination of the Rights Agreement, will be issued with a purchase right for one-fifth of one Ordinary Share that will initially be attached to and trade with such Ordinary Share pursuant to the terms of the Rights Agreement.

REGISTRATION OF ADDITIONAL SECURITIES

Horizon Pharma Public Limited Company (the “Registrant”) has prepared this Registration Statement on Form S-8 (this “S-8 Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 9,750,000 additional ordinary shares of the Registrant (the “Ordinary Shares”) consisting of (i) 9,000,000 Ordinary Shares issuable under the Horizon Pharma Public Limited Company 2014 Equity Incentive Plan, as amended (the “2014 Plan”), pursuant to an increase in the number of Ordinary Shares reserved for issuance under the 2014 Plan and (ii) 750,000 Ordinary Shares issuable under the Horizon Pharma Public Limited Company 2014 Non-Employee Equity Plan, as amended (the “2014 Non-Employee Plan”), pursuant to an increase in the number of Ordinary Shares reserved for issuance under the 2014 Non-Employee Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

This S-8 Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the Registrant on Form S-8 relating to the same benefit plans are effective.

The Registrant’s Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission on September 22, 2014 (File No.  333-198865), May 7, 2015 (File No.  333-203933), May 4, 2016 (File No.  333-211118), September 1, 2017 (File No.  333-220316), January 11, 2018 (File No.  333-222516) and May 11, 2018 (File No. 333-224866) are incorporated by reference in this S-8 Registration Statement pursuant to General Instruction E to Form S-8.

ITEM 8. EXHIBITS.

Exhibit Number	Description

3.1	Memorandum and Articles of Association of Horizon Pharma Public Limited Company, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 4, 2017).

4.1	Reference is made to Exhibit 3.1.

5.1	Opinion of Matheson.

23.1	Consent of Matheson. Reference is made to Exhibit 5.1.

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1	Horizon Pharma Public Limited Company 2014 Equity Incentive Plan, as amended, and Form of Option Agreement, Form of Stock Option Grant Notice, Form of Restricted Stock Unit Agreement and Form of Restricted Stock Unit Grant Notice thereunder.

99.2	Horizon Pharma Public Limited Company 2014 Non-Employee Equity Plan, as amended, and Form of Option Agreement, Form of Stock Option Grant Notice, Form of Restricted Stock Unit Agreement and Form of Restricted Stock Unit Grant Notice thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland, on May 2, 2019.

HORIZON PHARMA PUBLIC LIMITED COMPANY

By:	/s/ Timothy P. Walbert
Timothy P. Walbert
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy P. Walbert and Paul W. Hoelscher, and each of them, as his or her true and lawful attorney-in-fact and agent, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy P. Walbert Timothy P. Walbert	Chairman, President and Chief Executive Officer (Principal Executive Officer)	May 2, 2019

/s/ Paul W. Hoelscher Paul W. Hoelscher	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 2, 2019

/s/ Miles W. McHugh Miles W. McHugh	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 2, 2019

/s/ William F. Daniel William F. Daniel	Director	May 2, 2019

/s/ Michael Grey Michael Grey	Director	May 2, 2019

/s/ Jeff Himawan, Ph.D. Jeff Himawan, Ph.D.	Director	May 2, 2019

/s/ Gino Santini Gino Santini	Director	May 2, 2019

/s/ James Shannon, M.D. James Shannon, M.D.	Director	May 2, 2019

/s/ H. Thomas Watkins H. Thomas Watkins	Director	May 2, 2019

/s/ Pascale Witz Pascale Witz	Director	May 2, 2019